EXHIBIT 10.10

[Addendum] Distribution Agreement for Cartilage Regeneration Platform

Amendment to the Exclusive Distribution and Partnership Agreement for SKIN Regeneration Platform between ROKIT America Inc. and Bioethic Pharma S.A

This Addendum (the “Addendum”) is made and entered into by and between the Parties below, on November 25, 2025 (“Effective Date”), and shall be governed by the terms and conditions set forth herein.

The Parties are:

●	ROKIT America Inc. (“ROKIT”), a corporation organized under the laws of the state of Delaware, USA, having its principal place of business at 3435 Wilshire Blvd, Ste 2925, Los Angeles, CA 90010, USA; and

●	Bioethic Pharma S.A (“Distributor”), an entity organized under the laws of Paraguay (the “Country”), having its principal place of business at Dr. Morra 245, Asunción, Paraguay

WHEREAS, the Parties, on November 25, 2025 have entered into an Exclusive Distribution and Partnership Agreement for Skin Regeneration Platform (“Agreement”), by which Distributor was granted the exclusive right to distribute Products in the Republic of Paraguay (“Territory”).

WHEREAS, the Parties have agreed to amend the Agreement to expand the scope of the Products (as defined in Sections 1.14 and 1.15 of the Agreement) and to revise the applicable terms and conditions governing their distribution.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Parties agree as follows which shall be applicable as of the Effective Date:

Amendment to the Agreement

1. DEFINITIONS.

1.14.	“Product” shall be classified as follows:

-	Product (1): a set of skin regeneration kits designed for the treatment of diabetic foot ulcers (DFU), burn wounds, and skin cancer (“Limited Purpose 1”); and

-	Product (2): a set of cartilage regeneration kit designed for cartilage regeneration (“Limited Purpose 2”).

Product (1) and (2) are collectively referred to as “Product” or “KIT.” The model names and brand names of each Product shall be determined by ROKIT at its sole discretion.

1.15.	“Products” shall include the following types:

-	Type (1): consisting of Product (1) (as defined in Section 1.14 of this Addendum), Dr. INVIVO 4D2D, AI App Device, and AiD Regen, all designed for Limited Purpose 1;and

-	Type (2): consisting of Product (2) (as defined in Section 1.14 of this Addendum), Dr. INVIVO 4D2D, AI App Device, and AiD Regen, all designed for Limited Purpose 2.

3. TERM

3.1.	The term of the Agreement shall be effective until November 30, 2027 (the “Initial Term”), and may be extended upon mutual agreement between the Parties through good faith negotiations (a “Renewal Term”), provided that the Distributor is in full compliance with all of its obligations under the Agreement as of the expiration of the Initial Term, including, but not limited to, meeting the Minimum Annual Performance Requirements as mutually agreed by the Parties.

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6. PAYMENT

6.2.	With respect to “Payment Due Date” applicable to Type (2), the Parties shall agree as follows: (1) for the 1st year from execution of this Addendum, Distributor shall make an advance payment to ROKIT for 50% of the total amount of each Firm Order upon receipt and confirmation of Firm Order and the remaining 50% payment upon arrival of the Products at the port of shipment according to FOB incoterms; and (2) from the 2nd year, Distributor shall make an advance payment to ROKIT for 30% of the total amount of each Firm Order upon receipt and confirmation of Firm Order and the remaining 70% payment within 30 days from arrival of the Products at the port of shipment according to FOB incoterms

7. QUALITY AND CHANGES IN PRODUCTS

7.4.	ROKIT shall inform Distributor of any changes to the product, label, Instructions for Use (IFU), or packaging that are required under the applicable Medical Device Regulation (MDR). In the event of any discontinuation or material modification of the Products, ROKIT shall use reasonable efforts to provide the Distributor with at least sixty (60) days’ prior written notice.

GENERAL PROVISIONS

①

Except as expressly amended or supplemented by this Addendum, all provisions of the Agreement shall remain unchanged and in full force and effect, and shall continue to govern the relationship between the Parties.

②

For the avoidance of doubt, with respect to Product (1) / Type 1 (as defined in Sections 1.14 and 1.15 of this Addendum), all provisions of the Agreement, including those referring to “Product(s)” without further classification, shall apply without modification.

③

With respect to Product (2) / Type 2, any matters not expressly addressed or modified in this Addendum shall be governed by the applicable terms and conditions of the Agreement, as if Product (2) / Type 2 had been originally included within the definition of “Product(s)” under the Agreement.

④	In the event of any conflict or inconsistency between the terms of the Agreement and the terms of this Addendum, the terms of this Addendum shall prevail.
⑤	The Schedules attached to this Addendum, including Schedules A through C, shall form an integral part hereof and have the same legal effect as if fully set forth in the body of this Addendum.
⑥

This Addendum constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings, communications, or agreements, whether oral or written, relating to such subject matter.

⑦

Any prior agreement entered into between Distributor and ROKIT Healthcare Inc. (the parent company of ROKIT) relating to the same subject matter shall be deemed automatically terminated and replaced by this Agreement upon its Effective Date.

⑧

This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Execution and delivery of this Addendum by electronic means, including PDF or other electronic transmission, shall be deemed to have the same legal effect as delivery of an original signed copy.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have entered into this Addendum as of the Effective Date.

By:	ROKIT America Inc.	By:	Bioethic Pharma S.A

Signature:	/s/ Seok Hwan You	Signature:	/s/ Edgar Villalba Castillo
Name:	Seok Hwan YOU	Name:	Edgar Villalba Castillo
Title:	CEO	Title:	Director - Presidente

[Signature Page]

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22. SCHEDULE A

Price of Products- Type (2)

24. Schedule C.

Annual Sales Forecast and MAPR – Type (2)

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